Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statements on Form S-8 (No. 33-91954, No. 333-50011, No. 333-92557, No. 333-93237, No. 333-91144 and No. 333-117547) and Form S-3 (No. 333-59847 and No. 333-105911) of our reports dated April 15, 2005, relating to the consolidated financial statements and financial statement schedule of Blyth, Inc., and management’s report on the effectiveness of internal control over financial reporting (which audit report expresses an adverse opinion on the operating effectiveness on internal controls over financial reporting as of January 31, 2005 based on the criteria established in Internal Control – Integrated Framework issued by the Committee of Sponsoring Organizations of the Treadway Commission) appearing in this Annual Report on the Form 10-K of Blyth, Inc. as of and for the year ended January 31, 2005.

/s/ Deloitte & Touche LLP
Deloitte & Touche LLP
Deloitte & Touche LLP
Chicago, Illinois
April 15, 2005